Exhibit 23



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 18, 1994, included or incorporated by reference in The Connecticut Light and Power Company's Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.


                                   /s/ Arthur Andersen & Co.
                                       Arthur Andersen & Co.

Hartford, Connecticut
August 22, 1994